UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2016

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 18, 2016, the Board of Directors of Horizon Bancorp (the “Company”) amended the Company’s Amended and Restated Articles of Incorporation and declared a three-for-two stock split on the Company’s authorized common stock, no par value. The amendment to the Amended and Restated Articles of Incorporation increased the number of authorized common shares from 44 million to 66 million, to reflect and accommodate the declared three-for-two stock split. The Company’s 1 million authorized preferred shares remains the same, giving the Company total authorized common and preferred shares of 67 million, as increased from 45 million.
The amendment to the Amended and Restated Articles of Incorporation became effective upon filing Articles of Amendment with the Indiana Secretary of State on October 19, 2016. A complete copy of the Company’s Amended and Restated Articles of Incorporation, as amended on October 19, 2016, is attached as Exhibit 3.1 to this Current Report on Form 8-K.
The effect of the three-for-two stock split on the outstanding common shares is that shareholders of record as of the close of business on October 31, 2016, the record date, will receive an additional half share for each share of common stock held. Shareholders will receive cash in lieu of any fractional share of common stock that they otherwise would have been entitled to receive in connection with the stock split, except that participants in the Company’s dividend reinvestment program and in the various stock purchase plans of the Company will have fractional shares credited to their accounts. The price paid for fractional shares will be based on the average closing price of a share of common stock as reported on the NASDAQ Global Select Market for the five trading days immediately prior to the record date. The additional shares issued in the stock split are expected to be payable and issued on November 14, 2016. The Company anticipates that the common shares will begin trading on a split-adjusted basis on or about November 15, 2016, but the ex dividend date will be established by NASDAQ.
Additional information about the stock split is included in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.  Other Events

On October 18, 2016, the Board of Directors of Horizon declared a three-for-two stock split as described more fully above in Item 5.03 and in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation of Horizon Bancorp, including amendment effective October 19, 2016
99.1	Press Release, dated October 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date: October 19, 2016	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor
Executive Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description	Location
3.1	Amended and Restated Articles of Incorporation of Horizon Bancorp, including amendment effective October 19, 2016	Attached
99.1	Press Release, dated October 19, 2016	Attached